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                                                               EXHIBIT 10(xcvii)

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT, dated as of December 17, 2002 (this "Guaranty"), is executed and delivered by HAMILTON BEACH/PROCTOR-SILEX, INC., a Delaware corporation (the "Company"), its U.S. Subsidiaries identified as U.S. Subsidiary Borrowers on the signature pages hereto and any additional U.S. Subsidiaries of the Company which become parties hereto from time to time (the "U.S. Subsidiary Borrowers"; together with the Company, the "Guarantors"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the "Administrative Agent"), ABN AMRO Bank N.V., Canada Branch, in its capacity as Canadian agent for the Lenders (the "Canadian Agent"; together with the Administrative Agent, the "Agents"), and the Lenders for the benefit of PROCTOR-SILEX CANADA INC., an Ontario corporation, and any additional Canadian Subsidiaries of the Company which become Canadian Borrowers party to the Credit Agreement referred to below (each a "Canadian Borrower"; collectively the "Canadian Borrowers") (the Canadian Borrowers, together with the Guarantors, may be referred to herein as the "Borrowers"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Guarantors, the Canadian Borrowers, the Agents and the Lenders identified therein entered into that certain Credit Agreement dated as of December 17, 2002 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the "Credit Agreement");

         WHEREAS, each Guarantor is organized under the laws of, and resident in, the United States;

         WHEREAS, the Lenders have required that the Guarantors execute and deliver this Guaranty as a condition precedent to entering into the Credit Agreement and the other Credit Documents; and

         WHEREAS, because of the direct and indirect benefit to the Guarantors from the Loans, the Letters of Credit and the Bankers' Acceptances to be provided to the Borrowers, the Guarantors have agreed to guarantee the Obligations of the Canadian Borrowers under the Credit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

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                                    AGREEMENT

         1.       Guaranty of Payment. Subject to the limitation set forth in
Section 11 hereof, the Guarantors, jointly and severally, hereby unconditionally guarantee to the Agents and the Lenders the prompt payment, when due (after giving effect to all applicable grace periods), by acceleration or otherwise, of the Indebtedness. For the purposes hereof, the term "Indebtedness" means any and all of the Canadian Obligations, howsoever evidenced, whether now existing or hereafter arising, and any and all expenses (including reasonable fees and expenses of legal counsel), fees and the amount of prior claims incurred or paid by or on behalf of the Lenders or the Agents in enforcing any rights hereunder. The guaranty of the Guarantors as set forth herein is a guaranty of payment and not of collection.

         2. Modifications to Indebtedness, Collateral, etc. The Guarantors agree that (a) all or any part of the security now or hereafter held, if any, for the Indebtedness may be exchanged, compromised or surrendered from time to time; (b) neither the Agents nor the Lenders shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances, if any, hereafter held for the Indebtedness or the properties subject thereto; (c) the time or place of payment of the Indebtedness may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Canadian Borrowers and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended, supplemented or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or released; and (g) any deposit balance for the credit of any of the Canadian Borrowers or any other party liable for the payment of the Indebtedness or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Indebtedness, all without notice to or further assent by the Guarantors, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         3. Waiver of Rights. The Guarantors expressly waive: (a) notice of acceptance of this Guaranty by the Agents and the Lenders and of all extensions of credit to the Canadian Borrowers by the Lenders; (b) presentment and demand for payment or performance of any of the Indebtedness; (c) protest and notice of dishonor or of default to the Guarantors or to any other party with respect to the Indebtedness or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, liens or the encumbrances, if any, hereafter securing the Indebtedness, or the Lender's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances; (e) all other notices to which the Guarantors might otherwise be entitled in their capacity as Guarantors; (f) demand for payment under this Guaranty; and (g) any right to assert against the Lenders, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), set-off, counterclaim or claim which the Guarantors may now or hereafter have against the Lenders or the Agents, but such waiver shall not prevent the Guarantors from asserting against the Lenders in a separate action, any claim, action, cause of action, or demand that the Guarantors might have, whether or not arising out of this Guaranty.

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         4.       Primary Liability of Guarantors. The Guarantors agree that this Guaranty may be enforced by the Administrative Agent without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Indebtedness or otherwise and the Guarantors hereby waive (to the extent not prohibited by applicable law) the right to require the Administrative Agent, the Canadian Agent or any Lender to proceed against the Canadian Borrowers or any other person (including a co-guarantor) or to require the Administrative Agent, the Canadian Agent or any Lender to pursue any other remedy or enforce any other right. The Guarantors further agree that the Guarantors shall have no right of subrogation, contribution, reimbursement or indemnity against the Canadian Borrowers or any other Guarantor for amounts paid under this Guaranty until such time as the Canadian Obligations have been paid in full, all Credit Documents and all Lender Hedging Agreements between any Canadian Borrower and any Lender (including any Affiliate of a Lender) have been terminated, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. The Guarantors further agree that nothing contained herein shall prevent the Administrative Agent from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or lien on any collateral, if any, securing the Indebtedness or from exercising any other rights available to it under the Credit Agreement, the Notes, any of the other Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Guarantors' obligations hereunder; it being the purpose and intent of the Guarantors that the Guarantors' obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Canadian Borrowers or by reason of the bankruptcy or insolvency of a Canadian Borrower. The Guarantors acknowledge that the term "Indebtedness" as used herein includes any payments made by the Canadian Borrowers to the Lenders and subsequently returned by the Lenders to the Canadian Borrowers or a trustee of any of the Canadian Borrowers pursuant to the bankruptcy or insolvency of any of the Canadian Borrowers.

         5. Attorneys' Fees and Costs of Collection. If at any time or times hereafter the Administrative Agent employs counsel to pursue collection, to intervene, or to sue for enforcement of this Guaranty or any other Credit Document, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty or any other Credit Document, then in such event and until paid, all of the reasonable attorneys' fees relating thereto shall be an additional liability of the Guarantors to the Administrative Agent, payable on demand.

         6. Setoff/Security. As security for each Guarantor's obligations hereunder, each Guarantor agrees that any Lender shall have the right, immediately and without further action by it, to set off against the Indebtedness all money owed by any Lender in any capacity to a Guarantor, whether or not due, and such Lender shall be deemed to have made a charge against any such money immediately upon the occurrence of such obligation becoming due even though such charge

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is made or entered on the books of such Lender subsequent thereto. In addition, the Guarantors have secured their obligations under this Guaranty pursuant to the Security Documents of even date herewith.

         7. Term of Guaranty. This Guaranty shall be a continuing guaranty and shall continue in full force and effect until the Indebtedness is fully paid, performed and discharged, all Credit Documents and all Lender Hedging Agreements between any Canadian Borrower and any Lender (including any Affiliate of a Lender) have been terminated and all commitments of the Lenders to the Canadian Borrowers have been terminated. This Guaranty covers all Indebtedness whether presently existing and outstanding or arising subsequent to the date hereof including all amounts advanced by the Lenders to the Canadian Borrowers in increments or installments. Notwithstanding the foregoing, this Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Indebtedness is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Canadian Borrowers, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Canadian Borrowers or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Representations and Warranties. Each Guarantor represents and warrants to the Lenders (i) that this Guaranty is binding upon and enforceable against such Guarantor (and any successors and assigns), in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (ii) that the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which such Guarantor is a party or of any applicable laws except for such violations or breaches that could not reasonably be expected to have a Material Adverse Effect, (iii) that there is no litigation, claim, action or proceeding pending, or, to the best knowledge of such Guarantor, threatened against any Guarantor which, if adversely determined, would have or reasonably be expected to have a Material Adverse Effect and (iv) that such Guarantor will furnish, with reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of such Guarantor as the Administrative Agent, the Canadian Agent or the Lenders reasonably request.

         9. Financial Condition of Canadian Borrowers. The Guarantors represent and warrant to the Lenders that the Guarantors have knowledge of the Canadian Borrowers' financial condition and affairs and represent and agree that each will keep so informed while this Guaranty is in force. The Guarantors agree that the Agents and the Lenders will have no obligation to investigate the financial condition or affairs of the Canadian Borrowers for the benefit of the Guarantors nor to advise the Guarantors of any fact respecting, or any change in, the financial condition or affairs of the Canadian Borrowers which might come to the knowledge of either of the Agents or any of the Lenders at any time, whether or not either of the Agents or any of the Lenders knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantors or might

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(or does) materially increase the risk of the Guarantors as guarantors or might
(or would) affect the willingness of a Guarantor to continue as guarantor with respect to the Indebtedness.

         10. Additional Liability of Guarantors. If a Guarantor is or becomes liable for any indebtedness owing by the Canadian Borrowers to the Lenders whether by endorsement or any other means other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and such Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

         11. Limitation on Guaranty. Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state).

         12. Cumulative Rights. All rights of the Agents and the Lenders hereunder or under any other Credit Document are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Agents and the Lenders and without affecting or impairing the liability of a Guarantor.

         13. Multiple Counterparts; Pronouns; Captions; Severability. This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Captions are for reference only and in no way limit the terms of the Guaranty. Invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         14. Successors and Assigns. This Guaranty is intended for and shall inure to the benefit of the Agents, the Lenders and each and every person who shall from time to time be or become the owner or holder of any of the Indebtedness, and each and every reference herein to "Lenders" shall include and refer to each and every successor or permitted assignee of the Lenders at any time holding or owning any part of or interest in any part of the Indebtedness and any Affiliate of a Lender which has entered into a Lender Hedging Agreement with any Canadian Borrower. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Indebtedness is transferable and negotiable under the terms of the Credit Agreement and the other Credit Documents, it being understood and stipulated that upon an assignment or transfer, in compliance with the terms of the Credit Agreement and the other Credit Documents, by a Lender of any of the Indebtedness the legal holder or owner of said Indebtedness (or a part thereof or interest therein thus transferred or assigned by such Lender) shall (except as otherwise stipulated by such Lender in its assignment) have and may exercise all of the rights granted to the Lenders under this Guaranty to the extent of that part of or interest in the Indebtedness thus assigned or

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transferred to said person. The Guarantors expressly waive notice of transfer or assignment of the Indebtedness, or any part thereof (other than any notice required to be given them in their capacity as Borrowers pursuant to Section
14.3 of the Credit Agreement), or of the rights of the Administrative Agent, the Canadian Agent and the Lenders hereunder. Failure to give notice will not affect the liabilities of each Guarantor hereunder.

         15. Notices. All notices and other communications provided for hereunder shall be deemed effective if in writing and delivered in conformance with Section 14.1 of the Credit Agreement.

         16.      Governing Law; Venue.

                           (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTION 14.12 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

                           (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient form.

         17. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING FROM OR RELATED TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         18. Taxes. All payments made by the Guarantors under this Guaranty shall be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes; provided, however, that such payments shall be subject to the provisions of Section 4.13 of the Credit Agreement which are incorporated herein, mutatis mutandis.

         19. Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Indebtedness has been paid in full, all

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Credit Documents and all Lender Hedging Agreements between any Canadian Borrower and any Lender (including any Affiliate of a Lender) have been terminated and the Commitments have terminated.

         20.      Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Indebtedness or any other amount due to the Lenders hereunder or under any security in respect of the Guarantors' obligations hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") each Guarantor to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Other Currency at its principal offices in Charlotte, North Carolina on the day (a "Business Day") on which the Administrative Agent is open for the transaction of its banking business at such offices immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

                  (b) The obligation of each Guarantor in respect of any sum due in the Original Currency from it to the Lenders hereunder or under any security in respect of the Guarantor's obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency the Administrative Agent may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lenders in the Original Currency, the Guarantors shall, as a separate obligation and notwithstanding any such judgment, indemnify the Administrative Agent against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders, the Administrative Agent shall remit such excess to the Guarantors.

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         The Guarantors have caused this Guaranty to be duly executed as of the date first above written.

COMPANY:                            HAMILTON BEACH/PROCTOR-SILEX, INC.,
                                    a Delaware corporation

                                    By: /s/ James H. Taylor
                                       --------------------------------------
                                    Name:  James H. Taylor
                                    Title: Vice President and Treasurer

U.S. SUBSIDIARY BORROWERS: [NONE]